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                                                                     Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NaviSite, Inc.:

      We consent to the incorporation by reference in the registration statement Nos. 333-136652, 333-123114 and 333-117543 on Forms S-3, 333-132677, 333-117545,
333-111165, 333-89987, 333-67786, 333-67774, 333-56454, 333-56452 and 333-56478
on Forms S-8 of NaviSite, Inc. of our report dated October 11, 2006, with respect to the consolidated balance sheets of NaviSite, Inc. and subsidiaries as of July 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended July 31, 2006, and our report dated October 11, 2006 relating to the consolidated financial statement schedule, which reports appear in the July 31, 2006 Annual Report on Form 10-K of NaviSite, Inc.

      As discussed in Note 2 to the consolidated financial statements, effective August 1, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP
Boston, Massachusetts
October 26, 2006